UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2010

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NUTRACEA
(Exact Name of Registrant as Specified in Charter)

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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 2, 2010, NutraCea received a “Wells Notice” from the Securities and Exchange Commission (the “SEC”) in connection with a previously disclosed ongoing investigation by the staff of the SEC’s Division of Enforcement (the “Staff”).  The Wells Notice informed the Company that the Staff has made a preliminary determination to recommend that the SEC bring a civil injunctive action against NutraCea for possible violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13(b)(2)(A) and13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder.  In connection with the contemplated civil injunctive action, the Staff may seek a permanent injunction and civil penalty against NutraCea.  NutraCea has been cooperating with the SEC with respect to the investigation.

Under a process established by the SEC, NutraCea has the opportunity to submit to the Staff any reasons of law, policy or fact why NutraCea believes that the civil action should not be brought (a “Wells Submission”) before the Staff makes its formal recommendation to the SEC regarding what action, if any, should be brought against NutraCea.  NutraCea is considering making a Wells Submission and will continue to cooperate with the SEC to attempt to resolve the Staff's concerns, but there can be no assurance that the SEC will decide not to bring an action against NutraCea.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: March 8, 2010	By:	/s/ William J. Cadigan
William J. Cadigan
Chief Financial Officer
(Duly Authorized Officer)